Exhibit 99.1

Release Luna Innovations Incorporated 1 Riverside Circle, Suite 400 Roanoke, VA 24016

Luna Innovations and Intuitive Surgical Extend Relationship

Luna and Intuitive agree to continue work integrating

shape sensing technology and medical robotics

(ROANOKE, Va., March 31, 2011) - Luna Innovations Incorporated (NASDAQ: LUNA) announced today that it has agreed with Intuitive Surgical, Inc. (NASDAQ:ISRG), to extend its development efforts under its development and supply agreement with Intuitive towards further integrating Luna’s shape sensing technology into Intuitive’s products.

In June 2007, Luna and Intuitive entered into a multi-year development and supply agreement under which Luna would supply and license to Intuitive its fiber optic based shape sensing system for integration into Intuitive’s medical robotics products. Intuitive is the global technology leader in robotic-assisted minimally invasive surgery. Luna has satisfied its development obligations under the existing agreement, which had previously been extended in January 2010 to cover 2010 development work. The new agreement will cover development work in 2011.

“This new agreement with Intuitive Surgical strengthens Luna’s relationship with the leader in the medical robotics market and reflects our dedication to the advancement of medical technology. With the partnership, Luna and Intuitive strive to deliver disruptive technology that we believe will enhance the quality of surgical procedures,” stated Dale Messick, Luna’s interim President and Chief Operating Officer. “Our relationship with Intuitive continues to advance and we look forward to maturing our technology to further assist with complex, minimally invasive surgery to promote the best outcomes for patients.”

“We continue to view Luna as a strong technology partner in the area of advanced shape sensing and position tracking systems,” said Dave Rosa, Intuitive’s Vice President of New Product Development. “Our development with Luna is progressing well and Intuitive remains committed to our joint project.”

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Luna’s exclusive shape sensing system tracks the position of an optical fiber along its entire length, providing real-time measurements that can assist surgeons in navigating through the body. This technology could be particularly helpful in certain minimally invasive surgical techniques because of the need to track the position of medical instruments in the patient, using optical fibers as thin as a human hair to provide sensing and feedback as the nervous system does for the human body.

About Luna Innovations:

Luna Innovations Incorporated (www.lunainnovations.com) is focused on sensing and instrumentation. Luna develops and manufactures new-generation products for the healthcare, telecommunications, energy and defense markets. The company’s products are used to measure, monitor, protect and improve critical processes in the markets we serve. Luna, a recognized leader in transitioning science to solutions, is headquartered in Roanoke, Virginia.

Forward-Looking Statements:

This release includes information that constitutes “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including statements regarding, but not limited to the potential of Luna’s technology and intellectual property, any possible improvements to medical surgeries and/or medical outcomes, and the future relationship between Luna and Intuitive and incorporation of Luna’s technology into Intuitive’s products. Statements that describe Luna’s business strategy, goals, prospects, opportunities, outlook, plans or intentions are also forward-looking statements. Actual results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including technical and scientific difficulties, complications or difficulties in improving medical surgeries and/or outcomes, market forces in the medical industry, and issues that might arise in any particular business relationship, and risks and uncertainties set forth in the company’s periodic reports and other filings with the Securities and Exchange Commission. Such filings are available at the SEC’s website at http://www.sec.gov, and at the company’s website at http://www.lunainnovations.com. The statements made in this release are based on information available to the company as of the date of this release and Luna Innovations undertakes no obligation to update any of the forward-looking statements after the date of this release.

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Investor Contact:

Scott A. Graeff, Interim Chief Financial Officer

Luna Innovations Incorporated

Phone: 1.540.769.8400

Email: IR@lunainnovations.com